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 [LOGO of American General]                                       Exhibit (e)(3)
 Life Companies

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                                                           EXECUTIVE ADVANTAGE(SM)
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                                                        SUBACCOUNT TRANSFER REQUEST
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Policy Number: ______________     Policyholder: _________________________________________________
                                                (LAST NAME, FIRST NAME, MIDDLE NAME)

Insured:    _____________________________________________  Social Security No.: ______-_____-______
            (LAST NAME, FIRST NAME, MIDDLE NAME)
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    .    Restrictions on Subaccount Transfers are shown in the Certificate and Certificate Information pages.
    .    The Policyholder  may make 12 free transfers during a Certificate  Year. A $25 transfer charge may be imposed on each subsequent transfer.
    .    Transfers from the Guaranteed  Account may be made to a  Subaccount(s)  only during the 60 day period that is 30 days before and 30 days after the end of each Certificate Anniversary.
    .    Transfers must be in whole dollars or whole percentages.
CIRCLE + FOR TRANSFER INTO FUND.  CIRCLE (-) FOR TRANSFER OUT OF FUND.

                                             Amount     Percent                                                   Amount   Percent
Guaranteed Account                           + (-)   $______  ___%

  AIM Variable Insurance Funds (Invesco Variable Insurance Funds)    Goldman Sachs Variable Insurance Trust
  Invesco Van Kampen V.I. High Yield Fund + (-)     $______ ____%      Strategic International Equity Fund   + (-)  $______   ____%
  Invesco Van Kampen V.I. Mid Cap Value Fund +  (-) $______ ____%      Structured U.S. Equity Fund           + (-)  $______   ____%
  AllianceBernstein Variable Products Series Fund, Inc.                JPMorgan Insurance Trust
  Growth Portfolio                           + (-)  $______  ___%      Small Cap Core Portfolio              + (-)  $______   ____%
  Growth and Income Portfolio                + (-)  $______  ___%    The Universal Institutional Funds, Inc.
  Large Cap Growth Portfolio                 + (-)  $______  ___%      Core Plus Fixed Income Portfolio      + (-)  $_____    ____%
  Small Cap Growth Portfolio                 + (-)  $______  ___%      Emerging Markets Equity Portfolio     + (-)  $_____    ____%
American Century Variable Portfolios, Inc.                             Mid Cap Growth Portfolio              + (-)  $______   ____%
  VP Income & Growth Fund                    + (-)  $______  ___%    Neuberger Berman Advisers Management Trust
  VP International Fund                      + (-)  $______  ___%      AMT Partners Portfolio                + (-)  $______   ____%
BlackRock Variable Series Funds, Inc.                                PIMCO Variable Insurance Trust
  BlackRock Basic Value V.I. Fund            + (-)  $ _____  ___%      High Yield Portfolio                  + (-)  $______   ____%
  BlackRock Capital Appreciation V.I. Fund   + (-)  $ _____  ___%      Long Term U.S. Government Portfolio   + (-)  $______   ____%
  BlackRock Government Income V.I. Fund      + (-)  $ _____  ___%      Real Return Portfolio                 + (-)  $______   ____%
  BlackRock Value Opportunities V.I. Fund    + (-)  $ _____  ___%      Short-Term Portfolio                  + (-)  $______   ____%
Fidelity Variable Insurance Products                                   Total Return Portfolio                + (-)  $______   ____%
  VIP Balanced Portfolio                     + (-)  $______  ___%    Vanguard Variable Insurance Fund
  VIP Contrafund Portfolio                   + (-)  $______  ___%      Total Bond Market Index Portfolio     + (-)  $______   ____%
  VIP Index 500 Portfolio                    + (-)  $______  ___%      Total Stock Market Index Portfolio    + (-)  $______   ____%
   VIP Money Market Portfolio                + (-)  $______  ___%    VALIC Company I
Franklin Templeton Variable Insurance Products Trust                   International Equities Fund           + (-)  $______   ____%
  Developing Markets Securities Fund- Class 2+ (-)  $______  ___%      Mid Cap Index Fund                    + (-)  $______   ____%
  Growth Securities Fund- Class 2            + (-)  $______  ___%      Small Cap Index Fund                  + (-)  $______   ____%
  Foreign Securities Fund - Class 2          + (-)  $______  ___%



As Policyholder, I represent that the statements and answers in this Subaccount Transfer request are written as made by me and are complete and true to the best of my knowledge and belief.


______________________________________________               _______________________________________________________
SIGNATURE OF INSURED                                          SIGNATURE OF POLICYHOLDER (IF OTHER THAN INSURED)

_________________________________  ____, 20___
DATE SIGNED

____________________________________________________________________________________________________________________________________
Transfer, Executive Advantage(SM), 11/11
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